EXHIBIT 10.11

SECOND AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AGREEMENT FOR KIRK D. FOX

This Second Amendment to the Supplemental Executive Retirement Plan Agreement for Kirk D. Fox entered into between Kirk D. Fox and Halifax National Bank dated March 29, 2007, and amended on June 18, 2008, is entered into between Kirk D. Fox (“Executive”) and Riverview National Bank (“Bank”) and made this 2nd day of September, 2009.

WHEREAS, Halifax National Bank and Fox entered into a Supplemental Executive Retirement Agreement dated March 29, 2007, and amended on June 18, 2008 (“SERP Agreement”);

WHEREAS, Halifax National Bank and The First National Bank of Marysville consolidated into Bank on December 31, 2008;

WHEREAS, Section 10.1 of the SERP Agreement requires a reduction in the payment under the SERP Agreement to the extent necessary to avoid the imposition of an excise tax under Code Section 4999;

WHEREAS, Executive entered into an Amended and Restated Employment Agreement with Riverview Financial Corporation and Bank dated December 31, 2008 (“Employment Agreement”);

WHEREAS, paragraph VI. 3 of the Employment Agreement provides that if an excise tax is imposed under Code Section 4999, then the Executive would receive an additional payment such that the after tax amount will be equivalent to the excise tax imposed; and

WHEREAS, the parties wish to amend Section 10.1 of the SERP Agreement to correct the inconsistency between the SERP Agreement and Employment Agreement.

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree, effective the date hereof, as follows:

1.                                       Section 10.1 of the SERP Agreement shall be amended in its entirety to provide:

10.1  Excess Parachute or Golden Parachute Payment.  Notwithstanding any provision of this Agreement to the contrary, in the event that any benefit provided under this Agreement when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Code, the Bank will pay to Executive an additional cash payment (“Gross-up Payment”) in an amount such that the after-tax proceeds of such Gross-up Payment (including any income tax or excise tax on such Gross-up Payment) will be equal to the amount of the excise tax.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment to be duly executed in their respective names or by their authorized representative, on the day and year first above written.

ATTEST:	RIVERVIEW NATIONAL BANK

	By:	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

EXECUTIVE

/s/ Kirk D. Fox
Kirk D. Fox